Exhibit 23.1

CONSENT OF BDO SEIDMAN LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I-many, Inc.

Edison, New Jersey

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-139126 and 333-148897) and on Form S-8 (Nos. 333-153630, 333-41362, 333-60162, 333-64974 and 333-111651) of I-many, Inc. and subsidiaries of our reports dated March 30, 2009, relating to the consolidated financial statements and the effectiveness of I-many, Inc.’s internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO SEIDMAN, LLP

BDO Seidman, LLP

Woodbridge, New Jersey

March 30, 2009